Foundation Building Materials, Inc. Announces Third Quarter 2019 Results

Increases full-year adjusted EPS guidance

2019 Third Quarter Highlights

•	Net sales of $564.9 million, an increase of 4.2% compared to the prior year period

•	Base business net sales of $500.8 million, an increase of 1.1% compared to the prior year period

•	Net income from continuing operations of $12.7 million, an increase of $50.3 million, compared to the prior year period

•	Adjusted net income(1) of $14.4 million, an increase of $6.2 million, compared to the prior year period

•
Earnings per share ("EPS") from continuing operations of $0.30 compared to a loss per share of $0.88 in the prior year period; adjusted EPS(1) of $0.33 compared to adjusted EPS of $0.19 in the prior year period

•	Adjusted EBITDA(1) of $50.0 million, an increase of 14.4% compared to the prior year period; adjusted EBITDA margin(1) of 8.9% compared to 8.1% in the prior year period

•	Increasing full-year adjusted EPS guidance from $0.80 to $1.00 to $0.95 to $1.05

Santa Ana, CA, November 4, 2019 Foundation Building Materials, Inc. (NYSE: FBM), one of the largest specialty building product distributors of wallboard, suspended ceiling systems and metal framing in North America, today reported third quarter 2019 financial results and increased its adjusted EPS 2019 guidance.
“Our strong underlying profitability was the key driver of our third quarter results,” said Ruben Mendoza, President and CEO. “Despite continuing softness in Canadian markets and adverse weather affecting our net sales, we continue to see solid demand in our core non-residential construction markets, and we are on track to meet our financial objectives for the year.”

2019 Third Quarter Results

Net sales for the three months ended September 30, 2019 were $564.9 million compared to $542.3 million for the three months ended September 30, 2018, representing an increase of $22.6 million, or 4.2%. Net sales from base business branches contributed $5.2 million of the increase for the quarter, primarily driven by strong commercial activity and product expansion into new geographic markets.

Gross profit for the three months ended September 30, 2019 was $171.8 million compared to $154.0 million for the three months ended September 30, 2018, representing an increase of $17.8 million, or 11.5%. The increase in gross profit was primarily due to an expansion of our gross margin and an increase in sales from acquisitions. Gross margin for the three months ended September 30, 2019 was 30.4% compared to 28.4% for the three months ended September 30, 2018. The increase in gross margin was primarily due to improved profitability across our product lines driven by the Company's ongoing pricing and purchasing initiatives and continued stabilization of product costs.

Selling, general and administrative ("SG&A") expenses for the three months ended September 30, 2019 were $123.9 million compared to $113.3 million for the three months ended September 30, 2018, representing an increase of $10.6 million. As a percentage of net sales, SG&A expenses were 21.9% for the three months ended September 30, 2019, compared to 20.9% for the three months ended September 30, 2018. The increase in SG&A expenses as a percentage of net sales was primarily due to our continued investment in various company-wide initiatives.

Net income from continuing operations for the three months ended September 30, 2019 was $12.7 million, or $0.30 per share, compared to a net loss from continuing operations of $37.6 million, or $0.88 per share, for the three months ended September 30, 2018. Adjusted net income(1) for the three months ended September 30, 2019 was $14.4 million, or $0.33 per share, an increase of $6.2 million compared to adjusted net income(1) of $8.2 million, or $0.19 per share, for the three months ended September 30, 2018.

Adjusted EBITDA(1) was $50.0 million and adjusted EBITDA margin(1) was 8.9% for the three months ended September 30, 2019, compared to adjusted EBITDA(1) of $43.7 million and adjusted EBITDA margin(1) of 8.1% for the three months ended September 30, 2018.

2019 Year-To-Date Results

Net sales for the nine months ended September 30, 2019 were $1,639.7 million compared to $1,528.2 million for the nine months ended September 30, 2018, representing an increase of $111.5 million, or 7.3%. There was one less day in the current period as compared to the prior period. Average daily net sales increased 7.9% over the prior period. Net sales from base business branches contributed $51.1 million of the net sales increase, and average daily base business net sales increased by 4.2% over the prior period. The base business net sales increase was primarily due to strong commercial activity and product expansion into new geographic markets.

Gross profit for the nine months ended September 30, 2019 was $496.3 million compared to $434.7 million for the nine months ended September 30, 2018, representing an increase of $61.6 million, or 14.2%. Gross profit increased due to an expansion of our gross margin, an increase in sales from acquisitions and base business growth. Gross margin for the nine months ended September 30, 2019 was 30.3% compared to 28.4% for the nine months ended September 30, 2018. The increase in gross margin was primarily due to improved profitability across our product lines driven by the Company's ongoing pricing and purchasing initiatives and continued stabilization of product costs.

SG&A expenses for the nine months ended September 30, 2019 were $363.9 million compared to $328.1 million for the nine months ended September 30, 2018, representing an increase of $35.8 million, or 10.9%. As a percentage of net sales, SG&A expenses were 22.2% for the nine months ended September 30, 2019, compared to 21.5% for the nine months ended September 30, 2018. The increase in SG&A expenses as a percentage of net sales was primarily due to the Company's continued investment in various company-wide initiatives and higher operating costs as a result of adverse weather conditions.

Net income from continuing operations for the nine months ended September 30, 2019 was $32.3 million, or $0.75 per share, compared to a net loss from continuing operations of $38.3 million, or $0.89 per share, for the nine months ended September 30, 2018. Adjusted net income(1) for the nine months ended September 30, 2019 was $36.3 million, or $0.84 per share, an increase of $25.7 million compared to an adjusted net income(1) of $10.6 million, or $0.25 per share, for the nine months ended September 30, 2018.

Adjusted EBITDA(1) was $137.8 million and adjusted EBITDA margin(1) was 8.4% for the nine months ended September 30, 2019, compared to adjusted EBITDA(1) of $114.0 million and adjusted EBITDA margin(1) of 7.5% for the nine months ended September 30, 2018.

Acquisitions

On October 1, 2019, the Company acquired the operations and substantially all of the assets of Joe's Wallboard Supply Co. of Colorado Springs, Inc. (“Wallboard Supply”). Wallboard Supply was a distributor of drywall and accessories, steel framing, insulation, tools and fasteners. Wallboard Supply operated one branch in Colorado Springs, Colorado. For the remainder of 2019, Wallboard Supply is expected to contribute $2.0 million to $3.0 million to net sales.

On October 1, 2019, the Company acquired the operations and substantially all of the assets of The Supply Guy, Inc. (“TSG”). TSG was a distributor of tools, fasteners, and other related products. TSG operated one branch in Lakewood, Washington. For the remainder of 2019, TSG is expected to contribute $0.8 million to $1.2 million to net sales.

From January 1 through September 30, 2019, the Company completed two acquisitions totaling four branches with combined annualized net sales between $28.0 million and $34.0 million. The Company expects to continue to supplement organic growth with strategic acquisitions.

2019 Guidance(a)

Net sales (in billions)	$2.10 to $2.25
Gross margin	29.7% to 30.2%
Adjusted EBITDA(b) (in millions)	$165.0 to $185.0
Adjusted EBITDA margin(b)	7.8% to 8.2%
Adjusted EPS(b)(c)	$0.95 to $1.05
Net debt leverage ratio(b)(d)	2.9x to 3.2x
(a) Guidance for 2019 includes anticipated contributions from acquisitions and planned greenfield branches.
(b)Adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage ratio are non-GAAP financial measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales. For a reconciliation of net income (loss) to adjusted EBITDA, please see the supplementary schedules at the end of this release.

(c)We are increasing adjusted EPS guidance. Previously provided guidance was $0.80 to $1.00.
(d)For a calculation of our net debt leverage ratio as of September 30, 2019, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

Third Quarter Earnings Release and Conference Call

In conjunction with this release, Foundation Building Materials, Inc. will host a conference call tomorrow, Tuesday, November 5, 2019, at 8:30 AM Eastern Time. Ruben Mendoza, President and Chief Executive Officer, John Gorey, Chief Financial Officer, Kirby Thompson, Senior Vice President of Sales and Marketing and John Moten, Vice President Investor Relations will host the call.
The call can be accessed in three ways:

•	At the FBM website: www.fbmsales.com under the "Events and Presentations" tab in the "Investors" section of the Company’s website;

•
By telephone: For both listen-only participants and those who wish to take part in the question and answer portion of the call, the dial-in telephone number in the U.S. is (877) 407-9039. For participation outside the U.S., the dial-in number is (201) 689-8470; and

•
Using audio replay: A replay of the call will be available beginning at 11:30 AM Eastern Time on Tuesday, November 5, 2019, and ending 11:59 PM Eastern Time on Tuesday, November 12, 2019. The dial-in number for U.S.-based participants is (844) 512-2921. Participants outside the U.S. should use the replay dial-in number of (412) 317-6671. All callers will be required to provide the Conference ID of 13695544.

About Foundation Building Materials

Foundation Building Materials is a specialty building products distributor of wallboard, suspended ceiling systems, and metal framing throughout North America. Based in Santa Ana, California, the Company employs more than 3,400 people and operates more than 175 branches across the U.S. and Canada.

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company's projected financial performance and operating results, including projected net sales, gross margin, adjusted EBITDA, adjusted EBITDA margin, adjusted EPS and net debt leverage ratio, as well as statements regarding the Company's progress towards achieving its strategic objectives, including the successful integration and future performance of acquisitions and performance of greenfield branches and the Company's acquisition strategy. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. We do not intend and undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Contact Information:

Investor Relations:
John Moten, IRC
Foundation Building Materials, Inc.
657-900-3200
Investors@fbmsales.com

Media Relations:
Joele Frank, Wilkinson Brimmer Katcher
Jed Repko or Ed Trissel
212-355-4449

(1) Adjusted EBITDA, adjusted net income and adjusted EPS are non-GAAP financial measures. See the supplementary schedules at the end of this press release for a discussion of how we define and calculate these measures, why we believe they are important and a reconciliation thereof to the most directly comparable GAAP measures. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.
- Financial Tables Follow -

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net sales	$564,906	$542,273	$1,639,689	$1,528,153
Cost of goods sold	393,111	388,236	1,143,397	1,093,412
Gross profit	171,795	154,037	496,292	434,741
Operating expenses:
Selling, general and administrative expenses	123,907	113,279	363,872	328,088
Depreciation and amortization	20,218	19,771	60,911	56,922
Total operating expenses	144,125	133,050	424,783	385,010
Income from operations	27,670	20,987	71,509	49,731
Loss on extinguishment of debt	—	(58,475)	—	(58,475)
Interest expense	(9,118)	(12,576)	(26,015)	(43,028)
Other (expense) income, net	(89)	(8)	(4)	126
Income (loss) before income taxes	18,463	(50,072)	45,490	(51,646)
Income tax expense (benefit)	5,754	(12,519)	13,232	(13,299)
Income (loss) from continuing operations	12,709	(37,553)	32,258	(38,347)
Income from discontinued operations, net of tax	—	2,772	—	7,913
Loss on sale of discontinued operations, net of tax	(11)	—	(1,401)	—
Net income (loss)	$12,698	$(34,781)	$30,857	$(30,434)

Earnings (loss) per share data:
Earnings (loss) from continuing operations per share - basic	$0.30	$(0.88)	$0.75	$(0.89)
Earnings (loss) from continuing operations per share - diluted	$0.30	$(0.88)	$0.75	$(0.89)

Earnings (loss) from discontinued operations per share - basic	$—	$0.07	$(0.03)	$0.18
Earnings (loss) from discontinued operations per share - diluted	$—	$0.07	$(0.03)	$0.18

Earnings (loss) per share - basic	$0.30	$(0.81)	$0.72	$(0.71)
Earnings (loss) per share - diluted	$0.30	$(0.81)	$0.72	$(0.71)

Weighted average shares outstanding:
Basic	42,988,829	42,894,474	42,969,797	42,889,430
Diluted	43,508,678	42,917,230	43,174,351	42,905,273

FOUNDATION BUILDING MATERIALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share data)

	September 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$22,668	$15,299
Accounts receivable—net of allowance for doubtful accounts of $3,678 and $3,239, respectively	314,088	276,043
Other receivables	49,284	57,472
Inventories	163,280	165,989
Prepaid expenses and other current assets	13,321	9,053
Total current assets	562,641	523,856
Property and equipment, net	153,294	151,641
Right-of-use assets, net	117,137	—
Intangible assets, net	117,894	145,876
Goodwill	490,315	484,941
Other assets	5,481	10,393
Total assets	$1,446,762	$1,316,707
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$143,958	$137,773
Accrued payroll and employee benefits	29,113	28,830
Accrued taxes	11,092	11,867
Current portion of tax receivable agreement	27,676	16,667
Current portion of term loan, net	4,500	4,500
Current portion of lease liabilities	29,310	—
Other current liabilities	23,650	19,979
Total current liabilities	269,299	219,616
Asset-based revolving credit facility	134,306	146,000
Long-term portion of term loan, net	435,475	437,999
Tax receivable agreement	90,272	117,948
Deferred income taxes, net	18,586	20,678
Long-term portion of lease liabilities	95,045	—
Other liabilities	7,957	8,117
Total liabilities	1,050,940	950,358
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value, authorized 10,000,000 shares; 0 shares issued	—	—
Common stock, $0.001 par value, authorized 190,000,000 shares; 42,989,840 and 42,907,326 shares issued, respectively	13	13
Additional paid-in capital	335,237	332,330
Retained earnings	64,872	34,187
Accumulated other comprehensive loss	(4,300)	(181)
Total stockholders' equity	395,822	366,349
Total liabilities and stockholders' equity	$1,446,762	$1,316,707

FOUNDATION BUILDING MATERIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$30,857	$(30,434)
Add: loss on sale of discontinued operations	(1,401)	—
Less: net income from discontinued operations	—	7,913
Net income (loss) from continuing operations	32,258	(38,347)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Depreciation	26,173	24,383
Amortization of intangible assets	34,738	32,539
Amortization of debt issuance costs and debt discount	1,617	6,834
Loss on extinguishment of debt	—	58,475
Inventory fair value purchase accounting adjustment	234	413
Provision for doubtful accounts	2,017	1,654
Stock-based compensation	3,056	1,512
Unrealized gain on derivative instruments, net	—	(56)
(Gain) loss on disposal of property and equipment	(54)	614
Right-of-use assets non-cash expense	20,586	—
Deferred income taxes	63	(13,038)
Change in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(32,949)	(65,361)
Other receivables	10,520	5,361
Inventories	5,623	(3,244)
Prepaid expenses and other current assets	(4,198)	(496)
Other assets	(187)	(1,928)
Accounts payable	2,417	(8,940)
Accrued payroll and employee benefits	214	7,929
Accrued taxes	(860)	4,783
Operating lease liability	(20,034)	—
Other liabilities	6,019	(13,960)
Net cash provided by (used in) operating activities from continuing operations	87,253	(873)
Cash flows from investing activities from continuing operations:
Purchases of property and equipment	(29,369)	(28,157)
Proceeds from termination of net investment hedge	3,313	—
Proceeds from net working capital adjustments related to acquisitions	461	115
Proceeds from the disposal of fixed assets	2,719	1,605
Acquisitions, net of cash acquired	(21,882)	(70,334)
Net cash used in investing activities from continuing operations	(44,758)	(96,771)
Cash flows from financing activities from continuing operations:
Proceeds from asset-based revolving credit facility	403,454	757,298
Repayments of asset-based revolving credit facility	(415,178)	(498,964)
Principal payments for term loan	(3,375)	—

Term loan proceeds	—	450,000
Term loan original issuance discount and deferred finance costs	—	(7,935)
Repayment of bond principal	—	(575,000)
Prepayment premium on senior secured notes	—	(23,872)
Payment related to tax receivable agreement	(16,667)	—
Tax withholding payment related to net settlement of equity awards	(155)	(61)
Principal repayment of finance lease obligations	(2,002)	(2,094)
Net cash (used in) provided by financing activities from continuing operations	(33,923)	99,372
Net cash used in operating activities from discontinued operations	—	(2,063)
Net cash used in investing activities from discontinued operations	(1,401)	(928)
Net cash used in financing activities of discontinued operations	—	(140)
Net cash used in discontinued operations	(1,401)	(3,131)
Effect of exchange rate changes on cash	198	(138)
Net increase (decrease) in cash	7,369	(1,541)
Cash and cash equivalents at beginning of period	15,299	12,101
Cash and cash equivalents at end of period	$22,668	$10,560

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$10,401	$1,504
Cash paid for interest	$24,150	$52,288
Supplemental disclosures of non-cash investing and financing activities:
Change in fair value of derivatives, net of tax	$5,663	$839
Goodwill adjustment for purchase price allocation	$57	$202

FOUNDATION BUILDING MATERIALS, INC.
NET SALES BY MAJOR PRODUCT LINE, GROSS PROFIT AND GROSS MARGIN
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018 (UNAUDITED)
(dollars in thousands)

	Three Months Ended September 30,				Change
	2019		2018		$	%
Wallboard	$207,326	36.7%	$203,991	37.6%	$3,335	1.6%
Suspended ceiling systems	118,873	21.0%	104,422	19.3%	14,451	13.8%
Metal framing	98,817	17.5%	98,576	18.2%	241	0.2%
Complementary and other products	139,890	24.8%	135,284	24.9%	4,606	3.4%
Total net sales	$564,906	100.0%	$542,273	100.0%	$22,633	4.2%
Total gross profit	$171,795		$154,037		$17,758	11.5%
Total gross margin	30.4%		28.4%		2.0%

	Nine Months Ended September 30,				Change
	2019		2018		$	%
Wallboard	$624,299	38.1%	$583,242	38.2%	$41,057	7.0%
Suspended ceiling systems	314,045	19.2%	288,356	18.9%	25,689	8.9%
Metal framing	300,493	18.3%	264,019	17.3%	36,474	13.8%
Complementary and other products	400,852	24.4%	392,536	25.7%	8,316	2.1%
Total net sales	$1,639,689	100.0%	$1,528,153	100.0%	$111,536	7.3%
Total gross profit	$496,292		$434,741		$61,551	14.2%
Total gross margin	30.3%		28.4%		1.9%

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018 (UNAUDITED)
(dollars in thousands)

	Three Months Ended September 30,		Change
	2019	2018	$	%
Base business (1)	$500,834	$495,613	$5,221	1.1%
Acquired and combined (2)	64,072	46,660	17,412	37.3%
Net sales	$564,906	$542,273	$22,633	4.2%
(1) Represents net sales from branches that were owned by us since January 1, 2018 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2018, primarily as a result of our strategic combination of branches.

	Nine Months Ended September 30,		Change
	2019	2018	$	%
Base business (1)	$1,460,741	$1,409,632	$51,109	3.6%
Acquired and combined (2)	178,948	118,521	60,427	51.0%
Net sales	$1,639,689	$1,528,153	$111,536	7.3%
(1) Represents net sales from branches that were owned by us since January 1, 2018 and branches that were opened by us during such period.
(2) Represents branches acquired and combined after January 1, 2018, primarily as a result of our strategic combination of branches.

FOUNDATION BUILDING MATERIALS, INC.
BASE BUSINESS AND ACQUIRED AND COMBINED NET SALES BY MAJOR PRODUCT LINE
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018 (UNAUDITED)
(dollars in thousands)

	Three Months Ended September 30, 2018	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Three Months Ended September 30, 2019	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$203,991	$(3,872)	$7,207	$207,326	1.6%	(2.0)%	57.1%
Suspended ceiling systems	104,422	9,654	4,797	118,873	13.8%	11.0%	28.6%
Metal framing	98,576	(3,032)	3,273	98,817	0.2%	(3.3)%	51.2%
Complementary and other products	135,284	2,471	2,135	139,890	3.4%	2.0%	19.6%
Net sales	$542,273	$5,221	$17,412	$564,906	4.2%	1.1%	37.3%
Average daily net sales(3)	$8,608	$83	$276	$8,967	4.2%	1.1%	37.3%
(1) Represents base business net sales change as a percentage of base business net sales for the three months ended September 30, 2018.
(2) Represents acquired and combined net sales change as a percentage of acquired and combined net sales for the three months ended September 30, 2018.
(3) The number of business days for the three months ended September 30, 2019 and 2018 were 63 and 63, respectively.

	Nine Months Ended September 30, 2018	Base Business Net Sales Change	Acquired and Combined Net Sales Change	Nine Months Ended September 30, 2019	Total Net Sales % Change	Base Business Net Sales % Change(1)	Acquired and Combined Net Sales % Change(2)
Wallboard	$583,242	$9,257	$31,800	$624,299	7.0%	1.7%	112.0%
Suspended ceiling systems	288,356	12,113	13,576	314,045	8.9%	4.9%	34.9%
Metal framing	264,019	19,590	16,884	300,493	13.8%	7.7%	151.3%
Complementary and other products	392,536	10,149	(1,833)	400,852	2.1%	2.9%	(4.6)%
Net sales	$1,528,153	$51,109	$60,427	$1,639,689	7.3%	3.6%	51.0%
Average daily net sales(3)	$8,001	$308	$321	$8,630	7.9%	4.2%	51.8%
(1) Represents base business net sales change as a percentage of base business net sales for the nine months ended September 30, 2018.
(2) Represents acquired and combined net sales change as a percentage of acquired and combined net sales for the nine months ended September 30, 2018.
(3) The number of business days for the nine months ended September 30, 2019 and 2018 were 190 and 191, respectively.

Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

In addition to presenting financial results prepared in accordance with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, net debt leverage ratio and adjusted earnings per share, which are provided as supplemental measures of financial performance. These measures are not required by, or presented in accordance with, GAAP. The Company calculates adjusted EBITDA as net income (loss) from continuing operations before loss on extinguishment of debt, interest expense, net, income tax expense (benefit), depreciation and amortization, unrealized loss (gain) on derivative financial instruments, offering and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, loss (gain) on the disposal of property and equipment and transaction costs. The Company calculates adjusted EBITDA margin as adjusted EBITDA divided by net sales. The Company calculates adjusted net income as net income (loss) from continuing operations before loss on extinguishment of debt, unrealized loss (gain) on derivative financial instruments, offering and public company readiness expenses, stock-based compensation, and other non-recurring adjustments such as non-cash purchase accounting effects, loss (gain) on the disposal of property and equipment and transaction costs. The Company calculates adjusted earnings per share as adjusted net income on a per weighted average share outstanding basis. For a calculation of net debt leverage ratio, see Item 2, Management's Discussion and Analysis of Financial Condition and Results of Operations in our Quarterly Report on Form 10-Q for the three months ended September 30, 2019.

These non-GAAP financial measures are presented because they are important metrics used by management as a means by which it assesses financial performance. These measures are also frequently used by analysts, investors and other interested parties to evaluate companies in the Company’s industry. These measures, when used in conjunction with the most directly comparable GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations.

These non-GAAP financial measures have certain limitations, which are discussed in greater detail in the Company's filings with the Securities and Exchange Commission. These measures should not be considered as alternatives to measures of financial performance prepared in accordance with GAAP. In addition, these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. Furthermore, these measures are not intended to be considered liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate one or more of these measures differently than the Company does, limiting their usefulness as comparative measures.

The following is a reconciliation of adjusted EBITDA to the most directly comparable GAAP measure, net income (loss) from continuing operations (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(dollars in thousands)
Net income (loss) from continuing operations	$12,709	$(37,553)	$32,258	$(38,347)
Loss on extinguishment of debt	—	58,475	—	58,475
Interest expense, net	9,012	12,544	25,999	42,957
Income tax expense (benefit)	5,754	(12,519)	13,232	(13,299)
Depreciation and amortization	20,218	19,771	60,911	56,922
Unrealized loss (gain) on derivative financial instruments	—	78	—	(56)
Offering and public company readiness expenses(a)	378	—	378	89
Stock-based compensation	1,117	633	3,056	1,512
Non-cash purchase accounting effects(b)	—	6	—	413
Loss (gain) on disposal of property and equipment	13	339	(54)	614
Transaction costs(c)	819	1,967	2,046	4,670
Adjusted EBITDA	$50,020	$43,741	$137,826	$113,950
Adjusted EBITDA margin(d)	8.9%	8.1%	8.4%	7.5%

(a)	Represents costs related to our initial public offering, secondary offering, and public company readiness expenses.

(b)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(c)	Represents costs related to our transactions, including fees to financial advisors, accountants, attorneys and other professionals as well as certain internal corporate development costs.

(d)	Adjusted EBITDA margin represents adjusted EBITDA divided by net sales.

The following is a reconciliation of adjusted net income to the most directly comparable GAAP measure, net income (loss) from continuing operations (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
(in thousands, except share and per share data)
Net income (loss) from continuing operations	$12,709	$(37,553)	$32,258	$(38,347)
Loss on extinguishment of debt	—	58,475	—	58,475
Unrealized loss (gain) on derivative financial instruments	—	78	—	(56)
Offering and public company readiness expenses(a)	378	—	378	89
Stock-based compensation	1,117	633	3,056	1,512
Non-cash purchase accounting effects(b)	—	6	—	413
Loss (gain) on disposal of property and equipment	13	339	(54)	614
Transaction costs(c)	819	1,967	2,046	4,670
Tax effects(d)	(594)	(15,719)	(1,386)	(16,797)
Adjusted net income	$14,442	$8,226	$36,298	$10,573

Earnings (loss) per share data as reported:
Basic	$0.30	$(0.88)	$0.75	$(0.89)
Diluted	$0.30	$(0.88)	$0.75	$(0.89)
Earnings per share data as adjusted:
Basic	$0.33	$0.19	$0.84	$0.25
Diluted	$0.33	$0.19	$0.84	$0.25

Weighted average shares outstanding:
Basic	42,988,829	42,894,474	42,969,797	42,889,430
Diluted	43,508,678	42,917,230	43,174,351	42,905,273

(a)	Represents costs related to our initial public offering, secondary offering, and public company readiness expenses.

(b)	Adjusts for the effect of the purchase accounting step-up in the value of inventory to fair value recognized as a result of acquisitions.

(c)	Represents costs related to our transactions, including fees paid to financial advisors, accountants, attorneys and other professionals as well as certain internal corporate development costs.

(d)	Represents the impact of corporate income taxes.